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SUTTON

ROBINSON

FREEMAN

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Aduddell Industries, Inc.

Oklahoma City, Oklahoma

We have audited the accompanying consolidated balance sheets of Aduddell Industries, Inc. (an Oklahoma corporation) as of December 31, 2007 and 2006, and the related statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aduddell Industries, Inc. as of December 31, 2007 and 2006, and the consolidated results of its operations, changes in stockholders’ deficit and cash flows for each of the three years in the period ended December 31, 2007 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring losses from operations, and the Company is in default under its bank line of credit and is operating under a temporary forbearance agreement. These circumstances create substantial doubt about the Company’s ability to continue as a going concern and are discussed in Note 2. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not contain any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

We were not engaged to examine management’s assertion about the effectiveness of Aduddell Industries, Inc. internal controls over financial reporting as of December 31, 2007 included in the accompanying Management’s Report on Internal Control over Financial Reporting and, accordingly, we do not express an opinion thereon.

Sutton Robinson Freeman & Co., P.C.

Certified Public Accountants

Tulsa, Oklahoma

April 10, 2008

ADUDDELL INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

	2007	2006

Assets

Current Assets
Cash	$1,021,935	$-
Accounts and contracts receivable, net of allowance
for doubtful accounts	14,160,546	13,662,030
Costs and estimated earnings in excess of
billings on uncompleted contracts	2,190,585	2,298,191
Inventory	274,880	472,588
Prepaid expenses	48,952	268,108
Income tax receivable	376,469	2,254,469
Related party receivable	-	60,088
Deposits	3,490	252,710
Employee and other receivables, net of
allowance for doubtful accounts	20,941	31,484
	18,097,798	19,299,668

Non-Current Related Party Receivable	-	-

Property and Equipment
Land	130,289	-
Field and shop equipment	4,404,164	4,023,879
Office furniture and equipment	994,165	1,263,131
Transportation equipment	2,798,677	3,931,118
Leasehold improvements	221,136	203,896
	8,548,431	9,422,024
Less: accumulated depreciation	(2,809,255)	(1,584,170)
	5,739,176	7,837,854

Other
Investments	3,280	25,156
Intangible asset (customer lists), net	4,839,442	6,112,054
Deferred tax asset	4,226,914	66,000
	9,069,636	6,203,210

	$32,906,610	$33,340,732

The accompanying notes are an integral part of these financial statements.

ADUDDELL INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

	2007	2006

Liabilities and Shareholders' Equity

Current Liabilities
Current portion of long-term debt	$280,936	$214,343
Current portion of acquisition payable	162,166	816,667
Advances on line of credit	9,151,283	9,407,272
Overdraft	-	732,778
Accounts and subcontract payables	14,249,509	7,122,863
Other accrued liabilities	936,447	812,779
Billings in excess of costs and estimated
earnings on uncompleted contracts	2,945,554	1,058,168
	27,725,895	20,164,870

Long-Term Debt (Net of Current Portion)	382,860	539,975

Long-Term Acquisition Payable (Net of Current Portion)	816,667	978,833

Shareholders' Equity
Preferred stock ($0.001 par value, 20,000,000
shares authorized, 20,000 shares issued and
outstanding at December 31, 2007)	20	-
Common stock ($0.001 par value, 100,000,000
shares authorized, 53,965,854 and 52,799,191
shares issued and outstanding at December 31,
2007 and 2006)	53,966	52,799
Paid-in capital	7,662,422	4,699,230
Unrealized gain (loss) on available-for-sale securities	(20,174)	703
Retained earnings (deficit)	(3,715,046)	6,904,322
	3,981,188	11,657,054

	$32,906,610	$33,340,732

The accompanying notes are an integral part of these financial statements.

ADUDDELL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2007	2006	2005

Revenues
Contract revenue	$46,496,420	$31,356,079	$59,227,145
Material sales	737,194	304,578	-
	47,233,614	31,660,657	59,227,145

Operating Expenses
Cost of sales	51,294,473	30,710,356	41,668,047
Selling, general and administrative	10,655,868	5,811,508	2,772,785
Warranty expense	221,678	130,711	138,847
	62,172,019	36,652,575	44,579,679

Operating Income (Loss)	(14,938,405)	(4,991,918)	14,647,466

Other Income (Expense)
Interest and dividend income	91,720	305,998	86,039
Gain on sale of equipment	(167,365)	28,751	12,369
Gain(loss) on investments	-	(590,321)	-
Other income	233,768	268,852	197,862
	158,123	13,280	296,270

Net Income (Loss) from Operations
Before Income Taxes	(14,780,282)	(4,978,638)	14,943,736

Provision (Benefit) for income taxes:
Current	(5,765,000)	(1,878,000)	5,439,797
Deferred	1,604,086	(210,000)	179,000
	(4,160,914)	(2,088,000)	5,618,797

Net Income (Loss)	(10,619,368)	(2,890,638)	9,324,939

Other Comprehensive Income
Unrealized holding gains	(20,877)	4,272	14,146
Reclassification adjustment	-	-	-

Comprehensive Income	$(10,640,245)	$(2,886,366)	$9,339,085

Basic Net Income (Loss) per
Common Share	$(.20)	$(.06)	$0.19
Diluted Net Income (Loss) per
Common Share	$-	$-	$0.12
Weighted Average Common
Shares Basic	53,965,854	50,258,549	48,737,921
Weighted Average Common
Shares Assuming Dilution	82,494,672	79,437,367	80,737,921

The accompanying notes are an integral part of these financial statements.

ADUDDELL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2007, 2006 and 2005

							Unrealized
	Shares of	Par Value	Shares of	Par Value	Additional		Holding	Total
	Common	Common	Preferred	Preferred	Paid in	Retained	Gains	Stockholders'
	Stock	Stock	Stock	Stock	Capital	Earnings	(Losses)	Equity

Balance at December 31, 2004	48,737,921	$48,738	-	$-	$4,860,632	$470,021	$(17,715)	$5,361,676
Unrealized holding gain	-	-	-	-	-	-	14,146	14,146
Net income	-	-	-	-	-	9,324,939	-	9,324,939

Balance at December 31, 2005	48,737,921	48,738	-	-	4,860,632	9,794,960	(3,569)	14,700,761
Exercise of stock options	1,686,270	1,686	-	-	166,940	-	-	168,626
Common stock issued for acquisitions:
Merritt Construction	250,000	250	-	-	204,750	-	-	205,000
Brent Anderson	2,000,000	2,000	-	-	1,398,000	-	-	1,400,000
EyeOpener	125,000	125	-	-	83,625	-	-	83,750
Cancellation of options for repayment of debt	-	-	-	-	(1,841,920)	-	-	(1,841,920)
Cancellation of options for repayment of debt	-	-	-	-	(172,797)	-	-	(172,797)
Unrealized holding gain	-	-	-	-	-	-	4,272	4,272
Net income (loss)	-	-	-	-	-	(2,890,638)	-	(2,890,638)

Balance at December 31, 2006	52,799,191	52,799	-	-	4,699,230	6,904,322	703	11,657,054
Preferred stock issued	-	-	20,000	20	1,999,980	-	-	2,000,000
Preferred stock dividends	-	-	-	-	(67,278)	-	-	(67,278)
Common stock issued for Brent Anderson acquisition	1,166,663	1,167	-	-	815,500	-	-	816,667
Fair value of share-based compensaton	-	-	-	-	214,990	-	-	214,990
Unrealized holding gain (loss)	-	-	-	-	-	-	(20,877)	(20,877)
Net income (loss)	-	-	-	-	-	(10,619,368)	-	(10,619,368)
Balance at December 31, 2007	53,965,854	$53,966	20,000	$20	$7,662,422	$(3,715,046)	$(20,174)	$3,981,188

The accompanying notes are an integral part of these financial statements.

ADUDDELL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2007	2006	2005

Cash Flows from Operating Activities

Net income (loss)	$(10,619,368)	$(2,890,638)	$9,324,939

Reconciliation of net income to net cash
provided by operating activities:

Depreciation and amortization	2,941,484	931,261	220,691
Issuance of debt for interest expense	-	-	6,000
Provision for bad debt write-off (recovery)	325,000	(48,186)	(270,710)
(Gain) loss on sale of property and equipment	167,365	(28,751)	(12,369)
Loss on investments	-	590,321	-
(Increase) Decrease from changes in:
Accounts receivable	(823,516)	(9,171,746)	451,957
Costs and estimated earnings in excess of
billings on uncompleted contracts	107,606	(139,220)	(795,466)
Inventory	197,708	(472,588)	-
Income tax receivable	1,878,000	(2,254,469)	-
Related party receivable	60,088	(100,875)	(70,793)
Deposits	399,220	(252,710)	-
Deferred tax asset	(4,160,914)	(66,000)	-
Prepaid expenses	219,156	(99,269)	(58,845)
Employee and other receivables	11,542	(15,285)	38,828
Intangible asset (customer lists)	-	(392,537)	-
Increase (Decrease) from changes in:
Overdraft	(732,778)	732,778	-
Accounts payable	7,126,646	(4,431,191)	7,889,814
Other accrued Liabilities	338,659	521,438	(207,087)
Income tax payable	-	(5,349,105)	5,237,103
Billings in excess of costs and estimated
earnings on uncompleted contracts	1,887,386	960,384	(127,304)
Deferred income taxes	-	(144,000)	179,000

Net adjustments to net income (loss)	9,942,652	(19,229,750)	12,480,819

Net cash provided (used) operating activities	(676,716)	(22,120,388)	21,805,758

The accompanying notes are an integral part of these financial statements.

ADUDDELL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2007	2006	2005

Cash Flows from Investing Activities
Purchase of investments	-	(188,096)	(403,225)
Purchase of Brent Anderson & Associates	-	(6,026,915)	-
Proceeds from sale of property and equipment	833,057	37,851	88,295
Purchase of property and equipment	(574,177)	(3,818,991)	(904,577)

Net cash provided(used) by investing activities	258,880	(9,996,151)	(1,219,507)

Cash Flows from Financing Activities
Proceeds from the issuance of stock	2,000,000	168,626	-
Preferred dividends paid	(67,278)	-	-
Net change in line of credit	(255,989)	9,407,272	-
Proceeds from long-term debt	-	538,640	-
Retirement of long-term debt	(236,962)	(328,750)	(756,061)

Net cash provide(used) by financing activities	1,439,771	9,785,788	(756,061)

Net Increase in Cash (Decrease)	1,021,935	(22,330,751)	19,830,190

Cash at Beginning of Period	-	22,330,751	2,500,561

Cash at End of Period	$1,021,935	$-	$22,330,751

Supplemental Disclosure of Cash Flow
Information

Cash paid for:
Interest	$1,006,959	$134,511	$142,950
Income taxes	-	5,309,034	84,692

Supplemental Schedule of Non-Cash
Investing and Financing Activities

Fixed asset additions	$146,440	$249,039	$130,000
Liabilities assumed or incurred	$146,440	$249,039	$130,000

Acquisition of Brent Anderson & Associates	$-	$1,795,500	$130,000
Liabilities assumed or incurred	$-	$1,795,500	$130,000

Common stock issued for Acquisitions	$816,667	$1,688,750	$-

The accompanying notes are an integral part of these financial statements.

ADUDDELL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

Aduddell Industries, Inc. (the “Company”) is engaged in the commercial and industrial roofing and re-roofing, specialty-roofing metals, waterproofing and concrete restoration and consulting businesses through our subsidiaries, Aduddell Roofing, Inc., Aduddell Restoration and Waterproofing, Inc., and Global Specialty Group, Inc. In addition we provide pre-event planning, event management and post-event recovery services for disaster related activities through our subsidiary, Aduddell Enviro & Emergency Management Services, Inc (“E2MS”). We provide internal corporate transportation services through our subsidiary, Aduddell Financial Services, Inc., as well as marketing services through our EyeOpener Division. We were originally incorporated on March 4, 1991, in the state of Colorado. On June 7, 2006, we changed our name from Zenex International, Inc. to Aduddell Industries, Inc. and our state of incorporation from Colorado to Oklahoma.

Our revenues are derived from comprehensive commercial roofing services, including re-roofing, restoration and repair, new roof construction, sheet metal fabrication, concrete restoration and waterproofing, and emergency pre- and post-event response services. We also offer maintenance services, which provide recurring revenues and ongoing interaction with our customers, including a new online roof asset management service.

Cost of revenues consists primarily of compensation and benefits to field staff, materials, subcontracted services, parts and supplies, depreciation, fuel and other vehicle expenses and equipment rentals. Our gross profit percentage, which is gross profit expressed as a percentage of revenues, depends primarily on the relative proportions of costs related to labor and materials. On jobs in which a higher percentage of the cost of revenues consists of labor costs, we typically achieve higher gross margins than on jobs where materials represent more of the cost of revenues. Margins are also affected by the competitive bidding process and the technical difficulty of the project. New roof construction work is more likely to be competitively bid than re-roofing, restoration and repair.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Aduddell Roofing, Inc., Aduddell Restoration and Waterproofing, Inc., Global Specialty Group, E2MS and Aduddell Financial Services. The financial statements include all adjustments that in the opinion of management, are necessary in order to make the financial statements not misleading. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes fixed-price contract revenues on the percentage-of-completion method of accounting, measured by the percentage of cost incurred to date to the estimated total cost for each contract. Management uses this method because total cost is considered to be the best available measure of progress on the contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method.

Contract costs include all direct material and labor costs and a allocation of certain indirect costs related to contract performance, such as indirect labor, interest, depreciation, supplies, selling and general and administrative expenses. General and administrative expenses not allocated to contract costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. The asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

Cash and Cash Equivalents

For purposes of the Consolidated Statement of Cash Flows, short-term investments, which have maturities of ninety days or less, are considered cash equivalents.

Accounts Receivable and Allowance For Doubtful Accounts

Contracts and other accounts receivable are stated at the historical carrying amount net of write-offs and allowance for doubtful accounts. The Company establishes an estimated allowance for doubtful contracts and accounts receivable based on various factors, including revenue, historical credit loss experience, current trends, and any specific customer collection issues that the Company has identified. Uncollectible contracts and accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined that the balance will not be collected.

Inventory

Inventories consist of construction materials and are stated at the lower of cost (first-in, first-out) or market (net realizable value).

Investments

The Company accounts for its investments in marketable securities using Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 115”). This standard requires that investments in equity securities that have a readily determinable fair value and all investments in debt securities be adjusted to market value at the end of each accounting period. Unrealized market value gains and losses are charged to earnings if the securities are traded for short-term profit. Otherwise, such unrealized gains and losses are charged or credited to a separate component of shareholders’ equity.

Management determines the proper classification of investments in obligations with fixed maturities and marketable equity securities at the time of purchase and reevaluates such designations as of each balance sheet date. At December 31, 2007 and 2006, all securities covered by SFAS No. 115 were designated as available-for-sale. Accordingly, these securities are stated at fair value, with unrealized gains and losses reported in a separate component of shareholders’ equity. Any realized gains and losses on sales of investments, as determined on a specific identification basis, are included in the Consolidated Statement of Operations.

Intangible Assets

The Company accounts for intangible assets under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” (“SFAS No. 142”) which primarily addresses accounting for goodwill and intangible assets subsequent to acquisition. Under SFAS No. 142, goodwill and separately identified intangible assets with indefinite lives are no longer amortized, but reviewed annually (or more frequently if impairment indicators arise) for impairment. In accordance with SFAS No. 142, intangibles with finite useful lives, which include customer lists, continue to be amortized over their estimated useful life. The Company amortizes customer lists using the straight-line method with an estimated useful life of five years. Impairment, if any, is calculated for all intangibles as the excess of the asset carrying value over its fair value and is charged to expense when discovered. No impairment was recorded for the years ended December 31, 2007 and 2006. Accumulated amortization at December 31, 2007 and 2006 totaled $1,399,304 and $104,678, respectively. Amortization expense for the years ended December 31, 2007 and 2006 was $1,294,626 and $104,678, respectively. The estimated amortization of intangible assets for 2008 is $1,289,784 with amortization of $1,274,740, $1,259,632, and $1,165,222 in years 2009, 2010, and 2011 respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, receivables, notes receivable, marketable securities, short-term payables and notes payable. The carrying amounts of cash, receivables, and short-term payables approximate fair value due to their short-term nature. Marketable equity securities’ fair values are estimates based on quoted market prices or approximate fair values. The carrying amounts of notes receivable and payable approximate fair value based on interest rates currently available.

Share-Based Compensation

The Company recognizes expense for its share-based compensation based on the fair value of awards that are granted in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments. The fair value of common stock options is estimated at the date of grant using the Black-Scholes-Merton option valuation model which was developed for use in estimating the fair value of exchange-traded stock options that have no vesting restrictions and are fully transferable, and takes into consideration several criteria, including volatility, expected term, dividend yield, and risk-free rate of return. Option valuation methods require the input of highly subjective assumptions, including the expected stock price volatility. The measured compensation cost is recognized ratably over the vesting period of the related share-based compensation award.

Depreciation

Depreciation for financial statement purposes is provided on the straight-line method over the estimated useful lives of the various assets. Depreciation expense for the years ended December 31, 2007, 2006 and 2005 was $1,646,858, $841,631 and $220,691 respectively. For income tax purposes, accelerated methods of depreciation are used with recognition of deferred income taxes for the resulting temporary differences. Estimated useful lives for financial statement reporting purposes are as follows:

Classification	Estimated Useful Life
Field and shop equipment	5 - 7	Years
Office furniture and equipment	5 - 10	Years
Transportation equipment	3 - 7	Years
Leasehold improvements	15 – 39	Years

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS No. 109 requires the recognition of future tax benefits, such as net operating loss carry-forwards, to the extent that realization of such benefits is more likely than not. The amount of deferred tax liabilities or assets is calculated using tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized.

In determining the quarterly provision for income taxes, the Company uses an annual effective tax rate based on expected annual income and statutory tax rates. Significant discreet items are separately recognized in the income tax provision in the quarter in which they occur.

The determination of the Company’s provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws. Significant judgment is required in assessing the timing and amounts of deductible and taxable items.

Net Income (Loss) Per Common Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings per Share and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of SFAS No. 128 and SAB 98, basic net income (loss) per share is calculated by dividing net income (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As shown in the financial statements, the Company has incurred significant recurring operating losses in 2007 and 2006. In addition, at December 31, 2007, the Company was in default on its line of credit agreement with its primary lender, and was operating under a temporary forbearance agreement. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company continues to actively pursue alternative financing plans to meet the Company’s requirements, and those plans include, but are not limited to, additional equity sales or debt financing under appropriate market conditions, allegiances or partnership agreements, or other business transactions which could generate adequate working capital. In addition, the Company continues to explore opportunities to secure additional sources of debt or other financings as a means of more cost effectively conducting its roofing and concrete restoration businesses. However, there is no guarantee that the Company will receive sufficient funding to sustain operations and/or implement any future business plans.

NOTE 3 - ACQUISITIONS

On April 1, 2006, Aduddell Roofing acquired certain operating assets of Merit Construction Services, a privately held concrete restoration company. As a result of the acquisition, the Company established its restoration division, eliminated the need to outsource restoration projects, increased Merit’s market opportunity through our bonding capacity, and allowed us to cross sell services to customers.

The aggregate purchase price of $1,085,000 consisted of $880,000 in cash and 250,000 shares of Company common stock valued at $205,000. The value of the common shares issued was determined based on the closing market price of the Company’s common shares on the immediately preceding day of closing. Based on the fair value of the acquired assets, the Company allocated $487,463 of the purchase price to tangible property and equipment and $597,537 to intangible assets. The intangible asset represents the benefit the Company expects to realize from the existing customer relationships and was considered to have an estimated useful life of fiveyears.

In September 2006, we purchased the assets of EyeOpener Creative Communications, LLC, (“EyeOpener”) an integrated marketing company, to help develop and brand the Company’s operating business units. EyeOpener provides the Company with professional and targeted marketing and sales support through strategic advertising, branding, web-based communications, sales tools, and market research. EyeOpener has in house media, photography and video capabilities that are beneficial to all of our operating units. The aggregate purchase price of $212,550 consisted of $20,000 in cash, $103,800 in repayment of loans and 125,000 shares of Company common stock valued at $88,750. The value of the common shares issued was determined based on the closing market price of the Company’s common shares from the previous day.

On December 1, 2006 the Company purchased Brent Anderson Associates, Inc., a Minnesota-based restoration, roofing and waterproofing company, adding significant resources, including below grade waterproofing, to our service offerings. The aggregate purchase price of $9,072,415 consisted of $1,850,000 in cash, $4,026,915 repayment of loans, and $2,000,000 of Company common stock with a minimum conversion value of $1.00 per share valued at $1,400,000 (Actual value of the common shares issued was determined based on the closing market price of the Company’s common shares from the day previous to closing) and the right to earn an additional $2,565,000 of shares of the Company’s common stock with a minimum conversion price of $1.00 per share (Valued at $1,795,500 based on the share price at the day previous to closing). Based on the fair value of the acquired assets, the Company allocated $3,618,268 of the purchase price to tangible property and equipment and $5,454,147 to intangible assets. The intangible asset represents the benefit the Company expects to realize from the existing customer relationships and is considered to have an estimated useful life of five years.

At 2006 year end, we signed a definitive purchase agreement to acquire Hayden Building Maintenance, Inc. as well as Hudson Valley Roofing and Sheet Metal, Inc., privately held commercial roofing companies in New York. We terminated our plans for these acquisitions in August 2007.

NOTE 4 - CONTRACTS RECEIVABLE

Contracts receivable consist of the following:

	December 31, 2007	December 31, 2006
Completed contracts	$ 5,436,675	$ 2,465,564
Contracts in progress	6,963,029	9,139,408
Retainage	2,085,842	2,057,058
	14,485,546	13,662,030
Less allowance for doubtful amounts	(325.000)	-
	$ 14,160,546	$ 13,662,030

NOTE 5 - UNCOMPLETED CONTRACTS

Costs, estimated earnings, and billings on uncompleted contracts, are as follows:

	December 31, 2007	December 31, 2006
Costs incurred on uncompleted contracts	$ 24,775,827	$ 29,126,527
Estimated earnings	(278,653)	145,508
	24,497,174	29,272,035
Billings to date	25,252,143	28,032,012
	$ (754,969)	$ 1,240,023

Included in the accompanying balance sheets under the following captions:

	December 31, 2007	December 31, 2006
Costs and estimated earnings in excess of billings on uncompleted contracts	$ 2,190,585	$ 2,298,191
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,945,554)	(1,058,168)
	$ (754,969)	$ 1,240,023

NOTE 6 - LETTER OF CREDIT

At December 31, 2007, the Company had a $175,000 letter of credit issued to its insurance carrier that matures on February 24, 2008.

NOTE 7 - LINE OF CREDIT

The Company has a $10,000,000 line of credit that matured on December 15, 2007. The Company is in default on the loan and is operating under a temporary forbearance agreement through August 15, 2008. The line bears interest at 3.375% over the published LIBOR Rate (currently 8.61%) and is secured by all accounts, property and equipment. The outstanding balance at December 31, 2007 and 2006 was $9,151,283 and $9,407,272 respectively.

Under the terms of the temporary forbearance agreement, the unpaid principal balance on the line of credit is capped at $9,151,283, with no additional borrowings allowed, and the Company’s principal officer and stockholder was required to personally guarantee a portion of the loan balance, limited to a maximum of $2,000,000. The agreement also requires that any income tax refunds received be utilized to reduce the outstanding loan principal.

NOTE 8 - LONG-TERM DEBT

The Company has the following long-term debt as of:

	December 31, 2007	December 31, 2006

6.63% to 21% notes payable secured by equipment, due in varying monthly installments through May 2010	$ 44,696	$ 68,124

6% to 8.25% notes payable secured by transportation equipment, due in varying monthly installments through January 2012	619,100	686,194
	663,796	754,318
Less: current portion of long-term debt	280,936	214,343
	$ 382,860	$ 539,975

Estimated maturities of long-term debt as of December 31, 2007, are as follows:

Year	Amount
2009	$ 255,270
2010	85,868
2011	39,227
2012	2,495
$ 382,860

Interest expense was $1,043,936, $134,510 and $148,950 for the years ended December 31, 2007, 2006 and 2005, respectively.

NOTE 9 - PENSION PLAN

The Company sponsors a defined contribution plan that covers all non-union employees. Employees who are twenty-one years of age and have completed one year of service are eligible to participate. Employees may contribute from one to eighty percent of eligible salary limited to the amount allowed under the Internal Revenue Code. Company profit sharing contributions are discretionary each year. Currently the Company is matching contributions up to 4%. Employees are vested 100% in salary deferral contributions. Company contributions vest immediately. Company contributions for the years ended December 31, 2007, 2006, and 2005 totaled $94,401, $44,517 and $42,955, respectively.

NOTE 10 – STOCK OPTIONS

Common Stock Options and Other Warrants

The following table summarizes the Company's stock option activity for the years ended December 31, 2007, 2006 and 2005:

	December 31 2007	Weighted Average Exercise Price	December 31, 2006	Weighted Average Exercise Price	December 31, 2005	Weighted Average Exercise Price
Options outstanding beginning of year	32,353,818	$ .12	35,600,000	$ .12	32,000,000	$ .04

Options issued during the year	-		1,025,000	.72	3,600,000	.78

Options exercised during the year	-		1,686,266	.10	-	-

Options cancelled during the year	1,170,000.79		2,584,916	.76	-	-

Options expired during the year	-		-	-	-	-

Options outstanding end of year	31,183,818	$ .12	32,353,818	$ .12	35,600,000	$ .12

Options Issued Under 2005 Stock Incentive Plan

The Company’s 2005 Stock Incentive Plan (the “Plan”) was adopted on October 17, 2005. The Plan is administered by the Board of Directors. All officers, employees, directors and individual consultants of the Company are allowed to participate in the Plan. The Plan has a term of ten years. Accordingly, no grants may be made under the Plan after October 17, 2015, but the Plan will continue thereafter while previous grants remain subject to the Plan. The aggregate number of shares of common stock available under the Plan is five million shares. The Plan authorizes the Board of Directors to grant options that are incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non statutory stock options, and restricted stock. All grants under the Plan will be made at the discretion of the Board of Directors.

On October 17, 2005, the Company granted options exercisable for a total of 1,000,000 shares to Ron Carte in his role as President, and options exercisable for a total of 500,000 shares each to David Aduddell, Ron Carte, Tom Parrish and Jerry Whitlock in their roles as Directors at an exercise price of $0.78 per share. On April 1, 2006 the Company granted options exercisable for a total of 500,000 shares to Stan Genega in his role as a director, with an exercise price of $0.80 per share. Of the 1,000,000 options issued to Ron Carte as President, 500,000 options have vested with 500,000 rescinded with his resignation as President. The 500,000 options granted to each of Messrs. Aduddell, Carte, Parrish, Whitlock and Genega vest in five equal annual installments.

In connection with a consulting agreement dated November 21, 2005, the Company granted options to purchase 100,000 shares of common stock for $0.70 per share, vesting in one year.

On January 1, 2006, the Company granted options to purchase 250,000 shares of common stock for $0.49 per share, vesting in 5 equal annual installments, to the Chief Financial Officer. All options were vested and extended per the termination agreement with the Company.

In connection with a consulting agreement dated January 15, 2006, the Company granted options to purchase 200,000 shares of common stock for $0.66 per share, 100,000 have vested with 100,000 rescinded with the termination of the agreement.

In connection with an employment agreement dated May 1, 2006, the Company granted options to purchase 25,000 shares of common stock for $1.38 per share, which have been rescinded with the termination of employment.

In connection with an employment agreement dated September 1, 2006, the Company granted options to purchase 25,000 shares of common stock for $1.02 per share, 5,000 have vested with the remaining 20,000 rescinded with resignation.

In connection with an employment agreement dated October 16, 2006, the Company granted options to purchase 25,000 shares of common stock for $.74 per share which have been rescinded with the termination of employment.

Options Issued Prior to the 2005 Stock Incentive Plan

In connection with the terms of the Agreement and Plan of Split Off and Merger, signed September 27, 2002, Tim Aduddell was granted an option to purchase 30 million shares of common stock for $0.04 per share. On June 7, 2006, 1,471,182 of these options were exercised, and the underlying shares were redeemed in payment of his note receivable, leaving 28,528,818 options outstanding.

Following is a summary of stock options outstanding and exercisable at December 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/07	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable at 12/31/06	Weighted-Average Exercise Price	Number Exercisable at 12/31/05	Weighted-Average Exercise Price
.04	28,528,818	No term	.04	28,528,818.04		30,000,000.04
.08	200,000	No term	.10	200,000.10		2,000,000.10
.70 – 1.38	2,455,000	10 year	.79	3,625,000.78		3,605,000.78
	31,183,818.12			32,353,818.12		35,600,000.12

NOTE 11 - INCOME TAXES

The income tax provision consists of the following:

	December 31, 2007	December 31, 2006	December 31, 2005
Current tax provision	$ (5,765,000)	$ (1,878,000)	$ 5,439,797
Deferred tax provision	1,604,086	(210,000)	179,000
Total provision for income taxes	$ (4,160,914)	$ (2,088,000)	$ 5,618,797

A reconciliation of the Company’s effective income tax rate to that determined by applying the statutory U.S. federal (34%) and state (5%) income tax rates to income before income taxes is as follows for the years ended:

	December 31, 2007	December 31, 2006	December 31, 2005
Statutory federal income tax rate	34.0%	34.0%	34.0%
State tax effective rate	5.0	5.0	5.0
Prior year assessments finalized	-	-	1.5
Difference in estimated and actual tax rates utilized	(5.0)	-	-
Change in valuation allowance	-	-	-
Temporary differences arising from business combinations	(5.2)	2.9	-
Other	(0.6)	-	(2.9)
	28.2%	41.9%	37.6%

At December 31, 2007, the Company had net operating loss carry forwards of approximately $11 million available to reduce future federal and state taxable income. Unless utilized, the carry forward amounts will begin to expire in 2012. For federal and state tax purposes, approximately $800,000 of the Company’s net operating loss carry forward amounts are subject to an annual limitation due to a greater than 50% change in stock ownership which occurred in 2002, as defined by federal and state tax law.

Taxable temporary differences result principally from the excess of depreciation for tax purposes over the amount deducted for financial reporting purposes. Deductible temporary differences from the share based compensation deduction and the operating loss carry forward, giving rise to deferred tax assets, are reduced by a valuation allowance. The Company has established a valuation allowance for a portion of its net deferred tax assets due to the ownership change limitation on the use of the loss carry forward.

The net deferred tax asset consisted of the following components:

	December 31, 2007	December 31, 2006
Deferred tax liability on depreciation	$ (988,000)	$ (150,000)
Deferred tax asset for loss carry forward and share-based compensation	5,417,914	419,000
Deferred tax asset	4,429,914	269,000
Less: valuation allowance	203,000	203,000
Net deferred tax asset	$ 4,226,914	$ 66,000

NOTE 12 - RELATED PARTY TRANSACTIONS

The Company engaged in certain transactions with Tim Aduddell, a majority shareholder of the Company, and entities owned by Tim Aduddell.

At June 6, 2006 the Company had a note receivable of $1,841,920 from an entity owned by Tim Aduddell. The loan was secured by marketable securities and a personal guaranty. Interest was accrued quarterly based on the federal mid-term rate and added to the note principal. Accrued interest income amounted to $40,787 and $ 70,793 for the years ended December 31, 2006 and 2005, respectively. On June 6, 2006, the Board of Directors voted to collect the receivable by redemption of a certain portion of Tim Aduddell’s stock options in an amount sufficient to satisfy the outstanding note receivable. For purposes of determining the redemption value of Mr. Aduddell’s options, the options were valued at the prior twenty day trading average ($1.52) discounted by 15% ($1.292), less the exercise price of the options ($.04) for a total value of $1.252 per option. Based upon this valuation, the Company accepted Tim Aduddell’s surrender of 1,471,182 options in satisfaction of the debt.

The Company leases its office, warehouse and yard facilities from Aduddell Holdings, Inc., a corporation wholly-owned by Tim Aduddell. The lease is on a month to month basis with monthly rentals of $16,250. The Company is responsible for all taxes, insurance, maintenance and utilities on the leased premises. Rental expense under this lease amounted to $195,000 for each of the years ended December 31, 2007, 2006 and 2005, respectively.

The Company leases its office, warehouse and yard facilities in Minnesota from BDA Development, LLP a entity owned by Brent Anderson who is a Company employee. The lease is on a month to month basis with monthly rentals of $29,442. Rental expense under this lease amounted to $353,310 for the year ended December 31, 2007.

NOTE 13 - BACKLOG

The amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements on which work had not yet begun at December 31, 2007 and 2006, was approximately $17,600,000 and $26,860,000 respectively.

NOTE 14 - SHARE BASED COMPENSATION

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2005 and 2006, risk-free interest rates of 4.5%, no dividend yield or assumed forfeitures; expected lives of 10.0 years; and volatility of 94%. The amounts above are not likely to be representative of future years because there is no assurance that additional awards will be made each year.

NOTE 15 - EARNINGS PER SHARE

	December 31, 2007	December 31, 2006	December 31, 2005
Basic earnings per share:(in thousands)
Common shares outstanding	53,965,854	52,799,191	48,737,921
Weighted average shares outstanding	53,965,854	50,258,549	48,737,921
Earnings per share	$ (.20)	$ (.06)	$ .19
Fully diluted earnings per share:
Common shares outstanding	82,514,672	81,978,005	80,737,921
Weighted average shares outstanding	82,514,672	79,437,367	80,737,921
Earnings per share	$ -	$ -	$ .12

For the years ended December 31, 2007 and 2006, all options to purchase shares of common stock were omitted from the computation of loss per common share-assuming dilution because all options were anti-dilutive.

NOTE 16 - LEASES

The Company leases its corporate offices, warehouse and yard facilities from Aduddell Holdings, Inc., a corporation wholly owned by the Company’s president and principal stockholder, under an operating lease with monthly rentals of $16,250 through September 30, 2008. The Company is responsible for all taxes, maintenance and utilities on the leased premises.

The Company leases its former corporate office facilities under a four year operating lease with monthly rentals of $10,153 through April 30, 2010. Under the terms of this lease, the Company is responsible for its share of common area maintenance and operating expenses. The facility has been subleased through December 31, 2008 at monthly sublease rentals of $10,153.

The Company also leases office facilities for its Restoration and Minnesota roofing division, Florida roofing division and its Eyeopener division under operating leases which expire during 2008. The Company also routinely leases specialized construction equipment and storage facilities under short-term operating leases.

Rental expense under all operating leases, net of sublease rentals, amounted to approximately $1,019,700, $472,100 and $231,400 for the years ended December 31, 2007, 2006 and 2005, respectively.

As of December 31, 2007, the future minimum lease commitments under all noncancellable operating leases, net of aggregate future minimum noncancellable sublease rentals were as follows:

Year	Gross Rents

2008	$ 42,810
2009	121,920
2010	40,640
$ 205,370

NOTE 17 - COMMITMENTS AND CONTINGENCIES

The Company warrants its work in the normal course of business. In management's opinion, there were no outstanding claims which would have a material effect on the Company's operations or financial position at December 31, 2007,

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000, and any amounts in excess of this would not be insured if the institution should fail. At times, cash in the deposit accounts may exceed the federally insured limits. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant risk.

In regard to the sale of assets and liquidation of Zenex Communications in 2002, the Company was guarantor to the purchaser on notes with a remaining balance of $151,103 at December 31, 2007, with approximately $6,353 in monthly principal and interest payments. The purchaser is currently in default on the required payment obligations.

Lawsuit

Eric Beitchman v. Timothy Aduddell, et al., Case No. 5:05-cv-01465-HE, United States District Court for the Western District of Oklahoma. On December 19, 2005, a shareholder’s derivative action was filed, claiming that we entered into certain non-arms length transactions with certain of our officers and/or directors. Among the transactions complained of is one in which we allegedly entered into a Telecommunications Equipment and Software Upgrade Agreement with a company partially owned and controlled by one of our officers/directors. In addition, the plaintiff complained of our contracting with and making payments to Oklahoma Development Group, LLC (“ODG”) in connection with our outsourcing of emergency response services to ODG in 2005. Based on these and other allegations in the Complaint, the plaintiff claimed that the individual defendants breached their fiduciary duties to us, that they abused control of us, that they engaged in gross mismanagement, and, with respect to certain officers/director defendants, that they engaged in unjust enrichment. Plaintiff sought damages, imposition of a constructive trust, restitution and attorneys’ fees. We and the individual defendants denied the substantive allegations of the Complaint. On February 9, 2007, the parties participated in a mediation that resulted in a settlement of the lawsuit, including payment by us of $180,000 ($150,000 of which was paid from proceeds of our director and officer insurance) and certain non-monetary relief.  After publication of the proposed settlement, and after noting no shareholder objection, the Honorable Joe Heaton approved the settlement as fair and reasonable and entered final judgment.

We have been sued by First Bankcentre (the "Bank") in the Oklahoma District Court of Tulsa County, Oklahoma Case No. CJ-2006-03621. The Petition was filed on June 7, 2006. Plaintiff claims that we must issue 500,000 shares of our common stock at a purchase price of $.01 per share pursuant to a warrant held by the Bank. We believe the warrant is unenforceable. We have filed an Answer setting forth our defenses. Among them are that the warrant was issued without corporate authority, that the warrant violated the anti-tying restrictions of the Bank Holding Company Act and that the warrant represents a clog on our equity of redemption from the Bank under a prior loan that was repaid in full. A scheduling order has been entered in the case. Although a trial date has not been set, we anticipate trial in the spring of 2008. Written discovery has been exchanged between the parties. On April 8, 2008, the parties engaged in a mediation in Tulsa, Oklahoma and, although a settlement was not reached, negotiations are continuing. If settlement discussions fail, we intend to continue vigorously defending this lawsuit.

In addition, we are, from time to time, parties to various litigation matters arising in the normal course of our business, most of which involve employment claims or claims for personal injury and property damage incurred in connection with our operations. We are not currently involved in any litigation of this nature that we believe, based on our examination of such matters, are likely to have a material adverse effect on our financial condition or results of operations.

NOTE 18 - CONCENTRATIONS

In connection with providing service to customers, Aduddell Industries does not have contractual agreements with suppliers. The material and supplies used in the business are readily available from several vendors.

Aduddell Industries had a significant number of customers and for the year ended December 31, 2007 no customer accounted for 10% or more of total revenue. For the year ended December 31, 2006, one customer accounted for 40% of revenue. For the year ended December 31, 2005 the USACE accounted for 72% of revenue.

The Company’s contract receivables at are from a small number of companies in various industries which could be subject to business cycle variations. As of December 31, 2007 no customer accounted for 10% or more of contract receivables. As of December 31, 2006, the Company had one customer that accounted for 40% of contract receivables.

NOTE 19 – PREFERRED STOCK

In October 2007, Aduddell Industries closed a private placement of 20,000 shares of its Series A Preferred Stock, par value $.001 per share, for $100 per share, or total gross proceeds of $2,000,000. The Series A Preferred Stock carries a cash dividend of 14% per annum payable monthly. Each share of Series A Preferred Stock is convertible into the Company’s common stock at any time after the tenth anniversary of the date of issuance. The conversion price per share for the Series A Preferred Stock is the weighted (based on daily trading volume) average closing price per share of the Company’s common stock as reported in the public trading markets for the twenty trading days immediately preceding the date of conversion. The Company may redeem the Series A Preferred Stock at any time at a price equal to the per share liquidation value of $100 plus any accrued and unpaid dividends.